Exhibit 23.1

                              ACCOUNTANTS' CONSENT


         We consent to the use of our report on the consolidated financial statements of MeriStar Hotels & Resorts, Inc. as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998, Annual Report on Form 10-K of MeriStar Hotels & Resorts, Inc. incorporated by reference on Form S-8 of MeriStar Hotels & Resorts, Inc.


                                              /s/ KPMG LLP
                                              ------------
                                              KPMG LLP

Washington, D.C.
December 3, 1999

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